UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2017

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 337-2034

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

2017 Five Year Revolving Credit Agreement

On December 1, 2017, Shell Midstream Partners, L.P. (the “Partnership”) and Shell Treasury Center (West) Inc. (“STCW”), an affiliate of the Partnership, entered into a five-year revolving credit facility with a borrowing capacity of $1.0 billion (the “2017 Revolving Credit Facility”). The Partnership incurred an issuance fee of $1.7 million, which will be paid on or about December 7, 2017. Borrowings under the 2017 Revolving Credit Facility bear interest at the three-month LIBOR rate plus a margin. The 2017 Revolving Credit Facility contains customary representations, warranties, covenants and events of default, the occurrence of which would permit the lender to accelerate the maturity date of amounts borrowed under the 2017 Revolving Credit Facility. The 2017 Revolving Credit Facility also provides for customary fees, including administrative agent fees and commitment fees. The 2017 Revolving Credit Facility matures on December 1, 2022.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the 2017 Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 1, 2017, the Partnership and Shell Midstream Operating LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), completed the previously announced acquisition of (i) 22.9% of the issued and outstanding membership interests in Mars Oil Pipeline Company LLC, (ii) 10.0% of the issued and outstanding common stock of Explorer Pipeline Company, (iii) 41.48% of the issued and outstanding membership interests in LOCAP LLC, (iv) 22.0% of the issued and outstanding membership interests in Odyssey Pipeline L.L.C., and (iv) 100% of the issued and outstanding membership interests in Triton West LLC (collectively, the “Acquisition”), for $825.0 million cash consideration. The Acquisition closed pursuant to a Purchase and Sale Agreement, dated as of November 22, 2017, by and among Shell Pipeline Company LP (“SPLC”), Equilon Enterprises LLC d/b/a Shell Oil Products US, the Partnership and the Operating Company. The Partnership funded the cash consideration for the Acquisition from $825.0 million in borrowings under the Partnership’s 2017 Revolving Credit Facility (as defined above) and the Loan Facility Agreement, dated as of March 1, 2017, by and between the Partnership and STCW.

Upon the closing of the Acquisition, the Partnership had 187,782,369 common units outstanding, of which SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 88,950,136 common units in the Partnership, representing an aggregate 46.4% limited partner interest. SPLC also owned a 100% interest in Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of the Partnership, which in turn owned 3,832,293 general partner units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner (the “Board”) and by the conflicts committee of the Board, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the 2017 Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

To the extent financial statements are required by Item 9.01(a) and pro forma financial information is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Number	Description

10.1	Shell Midstream Partners Revolving Credit Facility Agreement, dated as of December 1, 2017, between Shell Midstream Partners, L.P., as the Borrower, and Shell Treasury Center (West) Inc., as the Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: December 5, 2017